EXHIBIT 99.1

DiVall Insured Income Properties 2, L.P.

QUARTERLY NEWS

February 15, 2011

A Publication of The Provo Group, Inc.	FOURTH QUARTER 2010

FOURTH QUARTER OF 2010 DISTRIBUTION…

The Partnership is distributing $280,000 for the Fourth Quarter of 2010, which is $6.05 per unit. This is $50,000 ($1.08 per unit) higher than planned and is due primarily to the December sale of the vacant Park Forest, IL property; unplanned Denny’s rents; and a reduction in the Partnership’s property insurance premiums which were due in the Fourth Quarter.

ADDITIONAL FINANCIAL INFORMATION CAN BE ACCESSED…

For further Quarterly 2010 unaudited financial information, see the Partnership’s interim financial reports filed on Form 10-Q. A copy of the First, Second and Third Quarter 2010 10-Q’s and other public reports can be viewed and printed free of charge at the Partnership’s website at www.divallproperties.com or at the SEC’s website at www.sec.gov. The Partnership’s 2010 Annual Report on Form 10-K is anticipated to be filed with the SEC by March 31, 2010, at which time the report can also be accessed via the websites.

DISTRIBUTION HIGHLIGHTS

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$280,000 ($6.05 per unit) distributed for the Fourth Quarter of 2010 and a total of $1,065,000 ($23.01 per unit) distributed for the four quarters of 2010, (see Adjusted Condensed Statements of Cash Flows attached).

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$1,562 to $1,413 is the range of cumulative total distributions per unit from the first unit sold to the last unit sold before the offering closed (3/90), respectively. (Distributions are from both adjusted cash flow from operations and “net” cash activity from financing and investing activities).

PARTNERSHIP OUTLOOK for 2011…

As of December 31, 2010, all 14 Partnership properties were leased and all tenants were continuing to abide by the terms of their leases. Two of the leases are set to expire during the first half of 2011, and Management projects that both of these leases will be extended. Management plans to continue its objective to preserve capital and sustain property values, while selectively working to dispose of weaker investment properties, such as the vacant Park Forest, IL property which was sold in December of 2010 (see Property Sold and Other Property Highlights on page 2 for further information).

Based on current projections, the Partnership anticipates distributing $1 million ($21.61 per unit) from adjusted cash operating flows and “net” cash activity from investing and financing activities for the four quarters of 2011.

FORWARD LOOKING STATEMENTS

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect the Partnership’s management’s view only as of February 1, 2011, the date this newsletter was sent for printing and mail assembly. The Partnership undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this newsletter include changes in general economic conditions, changes in real estate conditions and markets, unanticipated property sales, inability of current tenants to meet financial obligations, inability to obtain new tenants upon the expiration of existing leases, changes in annual carrying costs of vacant property, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

SEE INSIDE

Property Highlights	2
Questions & Answers	2
Contact Information	2

PAGE 2	DIVALL 2 QUARTERLY NEWS	4 Q 10

PROPERTY SOLD HIGHLIGHT

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Park Forest, IL (vacant property): A purchase contract was executed in November for the sales price of $10,000. Closing occurred on December 2, 2010, and the net sale proceeds of approximately $7,000 are included in the distribution included with this newsletter. Although the proceeds of the Park Forest property sale are de minimis; the sale’s “real” value has resulted from eliminating annual carrying costs for real estate taxes, maintenance, and insurance on a vacant and troubled property in a depressed area.

OTHER PROPERTY HIGHLIGHTS

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Phoenix, AZ (operates as a Denny’s restaurant): The lease on the property is set to expire on April 30, 2011. Management and the tenant have agreed in principal to begin a month-to-month lease beginning May 1, 2011. As in 2010, the tenant’s 2011 rent is anticipated to be strictly percentage rent at eight percent of monthly sales over a defined breakpoint. However, an escrow fund for property improvements will be instituted beginning January 1, 2011.

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Des Moines, IA (operates as Daytona’s All Sports Café): The lease on the property is set to expire on May 31, 2011. Management and the tenant have agreed in principal to a three year lease extension which is to begin on June 1, 2011. Monthly rent is to continue at $6,000, with $600 potential rent discount for timely payment of monthly obligations and sales reporting. Additionally, an escrow for property improvements has also been activated.

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Mt. Pleasant, SC (operates as a Wendy’s restaurant): The County of Charleston has made an offer to the Partnership of $176,900 in connection with an eminent domain acquisition of a portion of the Mt. Pleasant site for Right of Way for planned road improvements. Unfortunately, the plan provided for the relocation of ingress and egress that could make the operation of the Wendy’s restaurant uneconomic. We are working actively with Wendy’s to facilitate a re-engineering of the County’s plans to preserve the viability of the site for Wendy’s operational use.

QUESTIONS & ANSWERS

•	When can I expect my next correspondence mailing?

Your newsletter for the First Quarter of 2011 is scheduled to be mailed on May 13, 2011.

•	Where can I find the Partnership website?

Please visit the website at www.divallproperties.com.

•	What was the estimated December 31, 2010 Net Unit Value (“NUV”)?

Management’s has estimated the Net Unit Value of each interest of the Partnership to approximate $320, as noted in the enclosed letter to investors. Please note that the estimated year-end NUV should be adjusted (reduced) for any subsequent property sale(s) during the following year. As with any valuation methodology, the General Partner’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NUV. Accordingly, with respect to the estimated NUV, the Partnership can give no assurance that:

•	an investor would be able to resell his or her units at this estimated NUV;

•	an investor would ultimately realize distributions per unit equal to the Partnership’s estimated NUV per unit upon the liquidation of all of the Partnership’s assets and settlement of its liabilities;

•	the Partnership’s units would trade at the estimated NUV per unit in a secondary market; or

•	the methodology used to estimate the Partnership’s NUV per unit would be acceptable to FINRA or under ERISA for compliance with their respective reporting requirements.

•	How can I obtain a range of trading prices for recent secondary market transfers of Partnership units?

Comparative transfer price range information is available upon request to our Investor Relations Department. The Partnership, however, makes no representation that these prices are guaranteed, fair or reasonable. Secondary market lists can also be obtained upon request to DiVall Investor Relations.

•	When can I expect to receive my 2010 Partnership K-1?

According to IRS regulations, Management is not required to mail K-1’s until April 15th, 2011. The 2010 K-1’s are scheduled to be mailed in March of 2011.

•	How can I obtain a hard copy of an Annual Report filed on Form 10-K or other SEC filings?

Please visit the Investors Relation page at www.divallproperties.com or the SEC website at www.sec.gov to print a free copy of the report(s) or contact Investor Relations.

•	How do I have a question answered in the next Newsletter?

Please e-mail your specific question to Diane Conley at dconley@theprovogroup.com by Monday, April 1, 2011 or visit the Investor Relations page at www.divallproperties.com.

•	I’ve moved. How do I update my account registration?

Please mail or fax to DiVall Investor Relations a signed letter stating your new address and telephone number. Updates cannot be accepted over the telephone or via voicemail messages.

•	If I have questions or comments, how can I reach DiVall Investor Relations?

You can reach DiVall Investor Relations at the address and/or number(s) listed below.

CONTACT INFORMATION

MAIL:	DiVall Investor Relations	PHONE:	1-800-547-7686
	c/o Phoenix American Financial Services, Inc.	FAX:	1-415-485-4553
2401 Kerner Blvd.
San Rafael, CA 94901

DIVALL INSURED INCOME PROPERTIES 2 L.P.

ADJUSTED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 and 2008

(Unaudited)

	2010		2009		2008
Net Cash Flows Provided by Operating Activities	$1,014,481		$964,218	*	$1,203,192	*
Adjustments:
Changes in working capital (a)	9,375		73,279		52,389
Net Cash flows advanced from past or current cash flows (reserved for future) (b)	765		(9,007)		11,842
Cash distributions to General Partner	(3,260)		(3,290	)*	(9,245	)*

Net Adjusted Cash Flows Provided by Operating Activities	$1,024,621		$1,028,490		$1,267,423

Cash Flows provided by (used in) Investing Activities	$40,379		$111,510	*	$2,047,577	*

Total Adjusted Cash Flows Provided by Operating Activities and Cash Flows Provided by Investing Activities	$1,065,000		$1,140,000		$3,315,000

	(1)		(2)		(3)
	2010		2009		2008
4th Quarter Cash Distributions	$280,000		$390,000	*	$1,300,000	*

4th Quarter Cash Distributions per Limited Partner Unit	$6.05		$8.43		$28.09

Date Mailed	2/15/2011		2/15/2010		2/13/2009

3rd Quarter Cash Distributions	$275,000	**	$245,000	**	$300,000	**

3rd Quarter Cash Distributions per Limited Partner Unit	$5.94		$5.29		$6.48

Date Mailed	11/15/2010		11/13/2009		11/14/2008

2nd Quarter Cash Distributions	$305,000	**	$275,000	**	$1,400,000	**

2nd Quarter Cash Distributions per Limited Partner Unit	$6.59		$5.94		$30.25

Date Mailed	8/13/2010		8/14/2009		8/15/2008

1st Quarter Cash Distributions	$205,000	**	$230,000	**	$315,000	**

1st Quarter Cash Distributions per Limited Partner Unit	$4.43		$4.97		$6.81

Date Mailed	5/14/2010		5/15/2009		5/15/2008

Total combined Cash Distributions for 1st, 2nd, 3rd and 4th Quarters	$1,065,000		$1,140,000		$3,315,000

Total combined Cash Distributions per Limited Partner unit	$23.01		$24.63		$71.63

Number of outstanding Limited Partner units— as reported	46,280.30		46,280.30		46,280.30

(1)	Each quarter’s distributions includes the Buyer’s Note receivable payments related to the sale of the Panda Buffet, Grand Forks, ND property
(2)	4th quarter distributions include the initial net sale installment proceeds of the Panda Buffet, Grand Forks, ND property
(3)	4th quarter distributions include the net sale proceeds of the Blockbuster, Ogden, UT property and the 2nd quarter distributions include the net sale proceeds of the Wendy’s- 1515 Savannah Highway, Charleston, SC property
*	As reported in applicable Annual Report filed on 10-K with the SEC
**	As reported in applicable Quarterly Report filed on 10-Q with the SEC
(a)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that operations generate. Therefore, Management adjusts the Partnership’s GAAP cash flow provided by operations to record such amounts in the period in which the liability was actually incurred and reserved for payment.
(b)	As deemed necessary, Management adjusts the Partnership’s GAAP cash flow provided by operations for cash flows advanced from past cash flows or current cash flows reserved for future distributions to allow the Partnership to operate normally.

Non-GAAP Financial Disclosure

Adjusted cash flow provided by operating activities is a non-GAAP financial measure that represents cash flow provided by operating activities on a GAAP basis adjusted for certain timing differences and cash flow advances (deferrals) as described above. Management believes that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from the Partnership’s period and is used in evaluating quarterly cash distributions to limited partners. Adjusted cash flow provided by operating activities should not be considered as an alternative for cash flow provided by operating activities computed on a GAAP basis as a measure of our liquidity.

We believe that adjusted cash flow provided by operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow provided by operating activities as defined by GAAP, and we use this measure when evaluating distributions to Limited Partners.